EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 11, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (October 2010 – September 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.7%	2.1%	-9.0%	-3.3%	-4.2%	-4.1%	0.6%	-4.1%	10.2%	-28.6%	-0.4	-0.5
B**	-0.7%	2.1%	-9.4%	-3.9%	-4.7%	-4.7%	-0.1%	-4.7%	10.2%	-29.9%	-0.4	-0.6
Legacy 1***	-0.6%	2.2%	-7.6%	-1.5%	-2.2%	-2.1%	N/A	-2.1%	10.0%	-23.7%	-0.2	-0.3
Legacy 2***	-0.6%	2.2%	-7.7%	-1.7%	-2.4%	-2.4%	N/A	-2.4%	10.0%	-24.4%	-0.2	-0.3
Global 1***	-0.6%	2.2%	-7.5%	-1.0%	-1.7%	-2.0%	N/A	-2.0%	9.7%	-21.9%	-0.2	-0.3
Global 2***	-0.6%	2.2%	-7.6%	-1.2%	-1.9%	-2.3%	N/A	-2.3%	9.7%	-22.4%	-0.2	-0.3
Global 3***	-0.6%	2.2%	-8.7%	-2.7%	-3.5%	-3.9%	N/A	-3.9%	9.7%	-26.2%	-0.4	-0.5

S&P 500 Total Return Index****	2.1%	-0.5%	-3.3%	1.4%	13.2%	13.8%	7.0%	13.8%	11.4%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-0.8%	0.0%	-1.3%	7.0%	2.3%	5.9%	6.8%	5.9%	11.6%	-15.5%	0.5	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	11%	Short	Crude Oil	3.2%	Short	11%	Short	Crude Oil	3.3%	Short
			Brent Crude Oil	2.3%	Short			Brent Crude Oil	2.3%	Short
Grains/Foods	11%	Short	Wheat	1.6%	Short	11%	Short	Wheat	1.6%	Short
			Corn	1.3%	Short			Corn	1.3%	Short
Metals	9%	Short	Gold	2.6%	Short	9%	Short	Gold	2.7%	Short
			Silver	1.5%	Short			Silver	1.6%	Short
FINANCIALS	69%					69%
Currencies	18%	Long $	Australian Dollar	2.7%	Short	18%	Long $	Australian Dollar	2.8%	Short
			Canadian Dollar	1.8%	Short			Canadian Dollar	1.9%	Short
Equities	16%	Short	Russell 2000	1.8%	Short	16%	Short	Russell 2000	1.8%	Short
			S&P 500	1.5%	Long			S&P 500	1.6%	Long
Fixed Income	35%	Long	U.S. 10-Year Treasury Notes	5.0%	Long	35%	Long	U.S. 10-Year Treasury Notes	5.0%	Long
			Bunds	3.8%	Long			Bunds	3.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell due to increased supplies and concerns regarding weak Chinese demand.  Natural gas prices increased as U.S. supplies rose less than expected and after updated weather reports forecasted warmer weather.

Grains/Foods
Corn prices rose when the US Department of Agriculture trimmed its estimates for U.S. production due to adverse weather.  Sugar markets moved higher as heavy rains in Brazil slowed harvesting.  Cocoa prices increased because of dry weather in the Ivory Coast, a top cocoa producer, and because of increased demand.  Coffee prices moved lower, pressured downward by weakness in the Brazilian real and ample supplies.

Metals
Precious metals markets moved lower as gains in the global equity markets and uncertainty surrounding upcoming Federal Reserve policy shifts weighed on demand for safe-haven assets.   Base metals markets moved higher after China indicated it would consider further measures to jump-start its slowing economy.

Currencies
The Japanese yen weakened on expectations the Bank of Japan will further augment its quantitative easing initiative in the fourth quarter.  The Australian dollar strengthened because of hopes for Chinese stimulus and because of bullish economic data, including a drop in unemployment.

Equities	After a volatile week of trading, global equity markets rose on hopes Chinese officials will institute further measures to stabilize the country’s slowing economy.
Fixed Income	Global fixed income markets finished mixed amidst uncertainty surrounding a possible upcoming interest rate hike in the U.S.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.